UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9 , 2015

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36139	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.01	Changes in Certifying Accountant.

(a)
Nordic Bulk Holdings ApS (“NBH”), a significant subsidiary of Pangaea Logistics Solutions Ltd. (the “Company”), dismissed its independent registered public accounting firm, PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab (“PwC”), on June 2, 2015. Grant Thornton LLP (Grant Thornton), the independent registered public accounting firm of the Company, has expressed reliance in its reports on the audits and reviews of the financial statements of NBH by PwC.

(b)
Grant Thornton LLP will continue to serve as the Company's independent registered public accounting firm and does not expect to express reliance on another firm in any future reports on the Company’s financial statements.

The dismissal of PwC was recommended by the Company’s audit committee.

The reports of PwC on NBH’s consolidated financial statements as of and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2014 and 2013, and through June 2, 2015, there were no (a) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC 's satisfaction, would have caused PwC to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of PwC's letter dated June 8, 2015 is attached as Exhibit 10.23.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Anthony Laura
Name: Anthony Laura Title: Chief Financial Officer